UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events.

On October 26, 2010, National Coal Corp. filed with the Securities and Exchange Commission a definitive proxy statement in connection with our proposed merger with and into Ranger Coal Holdings, LLC (“Merger Sub”), a wholly-owned subsidiary of Ranger Energy Investments, LLC (“Ranger Energy”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 27, 2010, that we entered into with Ranger Energy and Merger Sub.

On November 2, 2010, a putative class action complaint was filed by Harold Sofie against National Coal Corp. and each of our directors in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, purportedly on behalf of our public stockholders. The complaint alleges, among other things, that our directors breached their fiduciary duties to our public stockholders by, among other things, failing to disclose material information in the preliminary proxy statement we filed on October 13, 2010 relating to the solicitation of proxies for the special meeting of shareholders to be held for the purpose of considering the approval and adoption of the merger and the merger agreement. Among other things, the complaint seeks class action status, a court order enjoining the completion of the transaction, a court order directing us to disclose additional information regarding the merger and merger agreement, and the payment of attorneys’ fees and expenses.

On November 24, 2010, the parties to the litigation entered into a stipulation providing for settlement of the litigation, subject to certain conditions precedent, including approval of the settlement by the Circuit Court. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the disclosures in the proxy statement were inadequate, but have agreed to provide the supplemental disclosures set forth below. The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger.

This Current Report on Form 8-K supplements the disclosures made in the proxy statement and should, therefore, be read in conjunction with the proxy statement. To the extent that information in this report differs from or updates information contained in the proxy statement, this report is more current.

1. In the first and ninth paragraphs under the caption “The Merger–Background of the Merger” in the proxy statement, we provided disclosures regarding our engagement of certain financial advisors. The following information supplements that disclosure:

•	Prior to our engagement of Brean Murray, Brean Murray did not provide any services to any of the Company, the members of our board of directors, Ranger Energy or any of the Justice Representatives.

•	Prior to our engagement of Dahlman Rose, Dahlman Rose did not provide any services to any of the Company, the members of our board of directors, Ranger Energy or any of the Justice Representatives.

•

We engaged Brean Murray specifically to advise and represent us in connection with a potential private placement of our equity securities in mid-2009. The possible financing transaction was postponed after our subsidiary, National Coal of Alabama, Inc., defaulted on its debt facility and the lender acquired the subsidiary in a foreclosure action. Following the foreclosure on our Alabama subsidiary, we resumed our efforts with Brean Murray to privately place our equity securities, but we were unable to agree on mutually acceptable financing terms with potential investors. After we determined that we would be unable to privately place our equity securities through Brean Murray, we engaged Dahlman Rose to assist us in evaluating other possible strategic and financing transactions.

2. The disclosure in the first paragraph under the caption “The Merger–Background of the Merger” in the proxy statement regarding our ability to repay at maturity our 10.5% senior secured notes due 2010 is supplemented as follows:

•

As part of the ongoing evaluation of our business, our management and board of directors continuously reviewed our current and historical financial condition, results of operations and projections. Historically, we had relied primarily on our ability to generate cash from operations to service our debt. Given our then-current projections, our board of directors and management concluded that cash generated from operations would not be sufficient to pay at maturity the $42 million in principal amount of our 10.5% senior secured notes due 2010. In making this determination, our board of directors and management considered several alternatives to increase our cash from operations, including reducing costs. For example, in August 2009 our board of directors approved a reduction in cash compensation payable to certain of our officers, employees and non-employee directors. We also considered raising cash through asset sales, which were eventually consummated as discussed elsewhere in the proxy statement. Notwithstanding these efforts, our board of directors and management determined that these additional measures would not generate sufficient cash to repay our debt obligations in full when due without a substantial amount of additional debt or equity financing, the availability of which was uncertain given the then-current state of capital markets.

3. The disclosure in the sixth paragraph under the caption “The Merger–Background of the Merger” in the proxy statement is supplemented as follows:

•

Prior to our meetings with the Justice Representatives, our management and our directors were familiar with Mr. James Justice and his affiliated companies and their business operations due to the proximity of our respective coal operations in Devonia, Tennessee. In the Fall of 2008, our management met with the Justice Representatives to discuss the Company purchasing coal from one or more of Mr. James Justice’s affiliated companies. In February 2009, Premium Coal Company, Incorporated, a James Justice company, began shipping coal to us pursuant to a purported agreement between our two companies. A dispute arose as to whether an agreement had in fact been reached and the quality of the coal provided to us, which resulted in litigation in June 2009. In July 2009, we settled the dispute and Premium Coal began shipping us coal in July 2009, which shipments continued until Ranger Energy purchased a portion of our properties and assets in April 2010 in the Ranger Transaction. Except for the foregoing coal sale transactions, neither the Company nor any members of our board of directors engaged in any material transactions or had any material business affiliations with Mr. James Justice or any of his affiliated companies prior to the Ranger Transaction.

4. The disclosure in the first paragraph on page 21 under the caption “The Merger–Background of the Merger” in the proxy statement regarding the engagement of Stonegate Securities is supplemented as follows:

•

Prior to our engagement of Stonegate Securities, Stonegate Securities did not provide any services to any of the Company, the members of our board of directors, Ranger Energy or any of the Justice Representatives.

5. On pages 27 and 28 under the caption “The Merger–Background of the Merger” in the proxy statement, there is disclosure regarding the approval of the merger agreement by the Company’s board of directors. The following information supplements that disclosure:

•

The form of merger agreement approved by the board of directors on September 23, 2010 was substantially similar in all material respects to the final form of merger agreement executed by the parties on September 27, 2010. The intervening period of time was needed to resolve the few remaining open issues relating to Mr. Roling’s severance terms and the possibility of appraisal rights becoming available to our shareholders in the event our common stock was delisted from The Nasdaq Stock Market, none of which resulted in a material amendment to the form of merger agreement approved by the board of directors. In approving the form of merger agreement on September 23, 2010, our board of directors authorized our management to make changes to the merger agreement and to execute and deliver the merger agreement as so revised, provided that the final merger agreement signed by management was substantially similar to the form of merger agreement approved by our board of directors. Our management informed the board of directors of all developments affecting the merger agreement during this period.

•

In evaluating our alternatives, our board of directors concluded that a bankruptcy filing would likely result in a complete liquidation of the Company, and that such a liquidation likely would not result in proceeds sufficient to repay our 10.5% senior secured notes due 2010, and thus there would be no remaining funds to pay our unsecured creditors or to provide for payment to our shareholders in respect of their equity in the Company. Our board of directors did not request, and as a result Dahlman Rose did not perform, a liquidation analysis in connection with its fairness opinion. Nevertheless, our board of directors reached this conclusion based on several factors, including:

•	the experience of our board of directors and management in the mining and coal industries;

•	our board of directors and management’s familiarity with and knowledge and understanding of the value of our remaining assets, including the value of our coal reserves in a depressed energy market;

•	the depressed coal markets resulting from reduced energy consumption by utilities and industrial customers;

•	our dependence on a single customer for substantially all of our revenue;

•

the fact that our 10.5% senior secured notes due 2010 were trading in the public and private markets at a substantial discount to their face value, indicating our debt holders’ views about repayment as maturity approached;

•	our liquidity crisis and lack of cash reserves, which required that we continue to operate to maintain company and shareholder value;

•	the understanding that we would require debtor-in-possession financing if we were to file for bankruptcy protection to finance the bankruptcy and liquidation process;

•	the understanding that if we filed for bankruptcy, our vendors would no longer be able or willing to do business with us, causing our operations to cease; and

•	that numerous previous attempts to sell the Company had failed, indicating to us that there was little interest by third parties in the Company or its assets.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, National Coal has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). On or about November 1, 2010, National Coal began mailing the definitive proxy statement to shareholders of record as of the close of business on October 19, 2010. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF NATIONAL COAL ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY NATIONAL COAL WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials and any other documents filed by National Coal with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of National Coal may obtain free copies of the documents filed with the SEC by contacting National Coal at 8915 George Williams Rd., Knoxville, TN 37923. You may also read and copy any reports, statements and other information filed by National Coal with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

National Coal, Ranger Energy and their executive officers and directors may be deemed to be participants in the solicitation of proxies from National Coal’s shareholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of shareholders generally. Additional information regarding the interests of these participants in the solicitation of proxies in connection with the proposed transaction can also be obtained from the definitive proxy statement filed with the SEC in connection with the proposed transaction, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: November 24, 2010	By:	/s/ Daniel A. Roling
Daniel A. Roling
Chief Executive Officer and President